CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of DataMetrics Corporation (the “Company”) on Form 10-QSB for the three months ended January 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “report”), the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1. The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: March 17, 2008	By:	/s/ John Marceca
Name: John Marceca
Title: President & Chief Operating Officer

Date: March 17, 2008	By:	/s/ Tami Tharp
Name: Tami Tharp
Title: Acting Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided DataMetrics Corporation and will be retained by DataMetrics Corporation and furnished to the Securities and Exchange Commission or its staff upon request.